Exhibit 99.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No.333-22059) of Xerox Corporation of our report dated June 26, 2006 relating to the financial statements of the Xerox Corporation Savings Plan, which appears in this Form 11-K.
/s/ PricewaterhouseCoopers LLP
Stamford, Connecticut
June 29, 2006